SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C. 20549

                                FORM 8-K

                             CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported) January 13, 2004

                    DIALYSIS CORPORATION OF AMERICA
       (Exact name of registrant as specified in its charter)

          Florida                      0-8527                 59-1757642
(State or other jurisdiction        (Commission             (IRS Employer
      of incorporation)             File Number)          Identification No.)

     1344 Ashton Road, Hanover, Maryland                        21076
   (Address of principal executive offices)                  (Zip Code)

    Registrant's telephone number, including area code (410) 694-0500

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Item 5.  Other Events and Required FD Disclosure

      The board of directors of the company, on January 13, 2004, declared a two-for-one stock split with respect to the 3,968,772 outstanding shares of common stock. The record date for shareholders to be entitled to participate in the stock split is January 28, 2004. The distribution date for the issuance of the new common stock certificates is February 9, 2004. The split will increase the outstanding shares to 7,937,544 shares. There will be no modifications to the authorized capital or the par value of the common stock, which shall remain at $.01 par per share as a result of the split.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

     (a) Financial Statements of Businesses Acquired

         Not applicable

     (b) Pro Forma Financial Information

         Not applicable

     (c) Exhibits

         (99) Additional Exhibits

              Press Release dated January 16, 2004

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       DIALYSIS CORPORATION OF AMERICA

                                          /s/ Stephen W. Everett
                                       By---------------------------------
                                          STEPHEN W. EVERETT,
                                          Chief Executive Officer and
                                          President

Dated:  January 16, 2004

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